Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-222775, and 333-248729) of RISE Education Cayman Ltd and its subsidiaries of our report dated May 13, 2022, with respect to the consolidated financial statements of RISE Education Cayman Ltd and its subsidiaries for the year ended December 31, 2021, which appears in this Form 20-F.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 13, 2022